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                                                                    EXHIBIT 23.2

                                                          [LOGO ARTHUR ANDERSEN]



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated
August 11, 2000 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and our report dated November 19, 1999 included or incorporated by reference in Delta Family-Care Savings Plan's Annual Report on Form 11-K for the fiscal year ended June 30, 1999, and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 22, 2000